Exhibit 99

FOR IMMEDIATE RELEASE	June 29, 2020

Jefferies Financial Group Announces Second Quarter 2020 Financial Results —

Jefferies Group LLC Records Record Six Months Revenues

and Net Income for First Half 2020

Quarterly Cash Dividend of $0.15 per Jefferies Common Share Declared

Share Repurchase Authorization Increased to $250 Million

New York, New York — June 29, 2020 — Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three and six month periods ended May 31, 2020. In addition, the Jefferies Board of Directors declared a quarterly cash dividend equal to $0.15 per Jefferies common share payable on August 28, 2020 to record holders of Jefferies common shares on August 17, 2020. The Jefferies Board of Directors also increased the Company’s stock buyback authorization by $177 million to a total of $250 million. We expect to file our Form 10-Q on or about July 9, 2020.

Highlights for the three months ended May 31, 2020:

•	Jefferies Group LLC recorded quarterly net revenues of $1,034 million, pre-tax income of $173 million, net earnings of $129 million and return on tangible equity of 11.6%[1]

•	Record quarterly combined Capital Markets net revenues of $730 million; Equities net revenues of $237 million and record Fixed Income net revenues of $493 million

•	Investment Banking net revenues of $316 million, including Advisory net revenues of $182 million

•	Asset Management revenues (before allocated net interest2) of $19 million

•

Merchant Banking recorded a pre-tax loss of $75 million, reflecting the positive impact of hedging gains at Vitesse, solid results at Idaho Timber and a record quarter for FXCM, that were more than offset by a $44 million non-cash charge to write-down the value of our investment in the We Company in light of Softbank’s withdrawal of its $3 billion tender offer and We’s current performance outlook, a total of $12 million in write-downs of HomeFed’s interests in a hotel and a retail center significantly impacted by the external events of the second quarter and a continued operating loss at Linkem, which experienced increased subscriber growth and network usage

•	Net income attributable to Jefferies Financial Group common shareholders was $45 million, or $0.16 per diluted share

•

We repurchased 10.1 million shares for $166 million, or an average price of $16.42 per share, including the 8.0 million shares repurchased early in March and previously disclosed; a further $250 million now authorized for repurchase; 267.1 million shares outstanding and 290.7 million shares outstanding on a fully diluted basis[3] at May 31, 2020; Jefferies book value per share was $34.92 and tangible book value per fully diluted share[4] was $25.51 at the end of the second quarter

•

Jefferies Financial Group had parent company liquidity of $1.6 billion at May 31, 2020. Jefferies Group had a liquidity buffer of $6.5 billion of cash and unencumbered liquid collateral at May 31, 2020, which represented 15% of its total balance sheet.

Highlights for the six months ended May 31, 2020:

•	Jefferies Group recorded record six months net revenues of $2,205 million, record pre-tax income of $408 million, record net earnings of $300 million and return on tangible equity of 14.1%[5]

•	Investment Banking net revenues of $894 million, including record six months Advisory net revenues of $525 million

•	Record combined six months Capital Markets net revenues of $1,224 million, including record Equities net revenues of $483 million and record Fixed Income net revenues of $741 million

•	Asset Management revenues (before allocated net interest2) of $51 million

•

Merchant Banking pre-tax loss of $128 million, reflecting positive contributions from Vitesse, Idaho Timber and FXCM, and a gain of about $60 million from effective short-term hedges against mark-to-market and fair value decreases, more than offset by a $44 million non-cash charge to write-down our investment in We, $45 million in non-cash charges to mark-to-market investments in public companies, $68 million in non-cash write-downs related to real estate investments at HomeFed, and a $33 million non-cash charge to write-down our investment in JETX

•	Net income attributable to Jefferies Financial Group common shareholders of $158 million, or $0.53 per diluted share

•	Repurchases of 24.8 million shares for $492 million, or an average price of $19.85 per share

Rich Handler, our CEO, and Brian Friedman, our President, said:

“From the very start of our second fiscal quarter on March 1st and for the duration of our second quarter, all of us at Jefferies Group endured a surreal environment unlike anything we could ever have imagined. The most challenging health crisis to overtake the world in over a century caused a shutdown of a large portion of the global economy. We at Jefferies immediately pivoted to operate from nearly 4,000 different home offices across the globe, as we worked tirelessly to keep our team safe, do our best to help our clients navigate unprecedented volatility and opacity, and protect Jefferies from the incredible financial storm. Peg Broadbent, our longstanding esteemed Jefferies Group CFO tragically died from complications of the Coronavirus in March. We lost an incredible individual whom we all cherished and miss dearly. In Peg’s memory, our clients, employees and firm came together to contribute $9.25 million to over 85 front line charities aiding those most affected by COVID-19 and in greatest need.

“Despite the incredibly challenging, volatile and sad environment, our Jefferies team not only survived the quarter, but truly achieved remarkable results and continued momentum across our products, services and geographies. We collectively demonstrated the distinct value to our clients and our shareholders of a diversified and integrated investment banking and capital markets platform with a true global reach. Without hyperbole, the Jefferies team operated at peak performance and the two of us are in awe of our team that was remarkably resilient, passionately dedicated and impeccably skilled in serving our clients exactly when they needed Jefferies most. We have been through many challenging periods in our combined 50 years at Jefferies, and all we can say at this time to everyone at Jefferies is ‘thank you for being truly the best.’

“Our second quarter ended with the world beginning to come to grips with the racism, hatred, bigotry and unfairness that sadly still grips much of our nation and world today. As we move forward in our second half of 2020, we at Jefferies will be working to fully acknowledge and attempt to do our part to help eradicate the pain of racism so many African Americans (and others) have been living with for too long. We will listen intently and with open eyes, ears and hearts to learn how we can best be part of the solution. We are committed to action and results that will help make the world a better and more equal place for all people, and fully recognize that this likely will be an ongoing battle that will require long-term commitment and relentless dedication and passion, traits we have honed together in building Jefferies.

“Finally, we implore everyone to wear a mask when out in public. When you wear a mask, you do it out of respect for your fellow humans and we believe masks (and testing) will be critical to allowing all of us to protect those most at risk as our medical experts work tirelessly to develop the needed therapeutics, vaccines and methods of delivering them in mass quantities. Working together will allow us all to best navigate this incredibly difficult period and bridge our path to a more normal way of life that we will never take for granted.”

*    *    *    *

Amounts herein pertaining to May 31, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and six month periods ended May 31, 2020 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron

Chief Financial Officer

Jefferies Financial Group Inc.

Tel. (212) 460-1932

[1]

Return on tangible equity (a non-GAAP financial measure) equals our three months ended May 31, 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member’s equity (a non-GAAP financial measure) of $4,503 million at February 29, 2020. Tangible Jefferies Group LLC member’s equity at February 29, 2020 equals Jefferies Group LLC member’s equity of $6,313 million less goodwill and identifiable intangibles assets of $1,810 million.

[2]

Allocated net interest represents the allocation of a ratable portion of Jefferies Group LLC’s long-term debt interest expense to Jefferies Group LLC’s Asset Management reportable segment, net of interest income on Jefferies Group LLC’s Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC’s policy of allocating such items to all its business lines. Refer to Jefferies Group LLC’s summary of Net Revenues by Source on page 9 and 10.

[3]

Shares outstanding on a fully diluted basis, a non-GAAP measure, is defined as Jefferies Financial Group’s common shares outstanding plus restricted stock units and other shares. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

[4]

Tangible book value per fully diluted share, a non-GAAP measure, is defined as Tangible book value divided by shares outstanding on a fully diluted basis. Tangible book value, a non-GAAP measure, is defined as Jefferies Financial Group shareholders’ equity (book value) less Intangible assets, net and goodwill. Shares outstanding on a fully diluted basis, a non-GAAP measure, is defined as Jefferies Financial Group’s common shares outstanding plus restricted stock units and other shares. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

[5]

Return on tangible equity (a non-GAAP financial measure) equals our first six months of 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member’s equity (a non-GAAP financial measure) of $4,311 million at November 30, 2019. Tangible Jefferies Group LLC member’s equity at November 30, 2019 equals Jefferies Group LLC member’s equity of $6,125 million less goodwill and identifiable intangibles assets of $1,814 million.

Summary for Jefferies Financial Group Inc. and Subsidiaries

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended May 31, 2020	Three Months Ended May 31, 2019	Six Months Ended May 31, 2020	Six Months Ended May 31, 2019
Net revenues	$1,147,589	$1,101,657	$2,533,917	$1,930,100

Income before income taxes and income (loss) related to associated companies	$82,228	$161,309	$307,877	$183,313
Income (loss) related to associated companies	(6,721)	22,170	(74,576)	49,483

Income before income taxes	75,507	183,479	233,301	232,796
Income tax provision (benefit)	31,962	(488,797)	77,735	(486,495)

Net income	43,545	672,276	155,566	719,291
Net (income) loss attributable to the noncontrolling interests	2,580	191	4,709	(875)
Net (income) loss attributable to the redeemable noncontrolling interests	198	(427)	480	(289)
Preferred stock dividends	(1,404)	(1,276)	(2,826)	(2,552)

Net income attributable to Jefferies Financial Group Inc. common shareholders	$44,919	$670,764	$157,929	$715,575

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$0.16	$2.17	$0.53	$2.29

Number of shares in calculation	286,764	307,010	294,590	311,108

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$0.16	$2.14	$0.53	$2.25

Number of shares in calculation	286,764	312,527	295,301	317,736

A summary of results for the three months ended May 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,028,832	$7,391	$107,162	$1,525	$—	$2,679	$1,147,589

Expenses:
Compensation and benefits	551,821	26,502	13,973	6,171	—	—	598,467
Cost of sales (2)	67,601	7,878	80,771	—	—	—	156,250
Interest expense	—	—	8,282	—	12,878	—	21,160
Depreciation and amortization	19,981	2,133	17,378	874	—	—	40,366
Selling, general and other expenses	174,895	12,431	54,753	7,334	—	(295)	249,118

Total expenses	814,298	48,944	175,157	14,379	12,878	(295)	1,065,361

Income (loss) before income taxes and loss related to associated companies	214,534	(41,553)	(67,995)	(12,854)	(12,878)	2,974	82,228
Loss related to associated companies	—	—	(6,721)	—	—	—	(6,721)

Income (loss) from before income taxes	$214,534	$(41,553)	$(74,716)	$(12,854)	$(12,878)	$2,974	75,507

Income tax provision							31,962

Net income							$43,545

A summary of results for the three months ended May 31, 2019 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$859,275	$44,362	$185,379	$8,974	$—	$3,667	$1,101,657

Expenses:
Compensation and benefits	470,530	13,338	13,931	12,761	—	—	510,560
Cost of sales (2)	50,218	10,169	80,415	—	—	—	140,802
Interest expense	—	—	8,372	—	14,766	—	23,138
Depreciation and amortization	18,588	505	16,826	867	—	—	36,786
Selling, general and other expenses	177,358	12,240	30,356	9,231	—	(123)	229,062

Total expenses	716,694	36,252	149,900	22,859	14,766	(123)	940,348

Income (loss) before income taxes and income related to associated companies	142,581	8,110	35,479	(13,885)	(14,766)	3,790	161,309
Income related to associated companies	—	120	22,050	—	—	—	22,170

Income (loss) before income taxes	$142,581	$8,230	$57,529	$(13,885)	$(14,766)	$3,790	183,479

Income tax benefit							(488,797)

Net income							$672,276

(1)	We now present Asset Management as a separate reporting segment. Prior year amounts have been reclassified to conform to current segment disclosure.
(2)	Includes Floor brokerage and clearing fees.

A summary of results for the six months ended May 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$2,177,661	$27,720	$311,721	$11,317	$—	$5,498	$2,533,917

Expenses:
Compensation and benefits	1,172,745	48,723	31,163	16,029	—	—	1,268,660
Cost of sales (2)	120,475	14,185	153,214	—	—	—	287,874
Interest expense	—	—	17,055	—	25,659	—	42,714
Depreciation and amortization	39,097	2,758	36,219	1,762	—	—	79,836
Selling, general and other expenses	380,853	24,536	127,833	14,134	—	(400)	546,956

Total expenses	1,713,170	90,202	365,484	31,925	25,659	(400)	2,226,040

Income (loss) before income taxes and loss related to associated companies	464,491	(62,482)	(53,763)	(20,608)	(25,659)	5,898	307,877
Loss related to associated companies	—	—	(74,576)	—	—	—	(74,576)

Income (loss) from before income taxes	$464,491	$(62,482)	$(128,339)	$(20,608)	$(25,659)	$5,898	233,301

Income tax provision							77,735

Net income							$155,566

A summary of results for the six months ended May 31, 2019 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,517,522	$75,107	$318,071	$13,167	$—	$6,233	$1,930,100

Expenses:
Compensation and benefits	831,844	30,192	27,834	30,282	—	—	920,152
Cost of sales (2)	97,354	14,901	147,336	—	—	—	259,591
Interest expense	—	—	16,628	—	29,528	—	46,156
Depreciation and amortization	35,918	960	32,120	1,722	—	—	70,720
Selling, general and other expenses	354,708	19,980	59,378	16,391	—	(289)	450,168

Total expenses	1,319,824	66,033	283,296	48,395	29,528	(289)	1,746,787

Income (loss) before income taxes and income related to associated companies	197,698	9,074	34,775	(35,228)	(29,528)	6,522	183,313
Income related to associated companies	—	340	49,143	—	—	—	49,483

Income (loss) before income taxes	$197,698	$9,414	$83,918	$(35,228)	$(29,528)	$6,522	232,796

Income tax benefit							(486,495)

Net income							$719,291

(1)	We now present Asset Management as a separate reporting segment. Prior year amounts have been reclassified to conform to current segment disclosure.
(2)	Includes Floor brokerage and clearing fees.

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019. Amounts herein pertaining to May 31, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2020.

Jefferies Group LLC and Subsidiaries

Consolidated Statements of Earnings

(Amounts in Thousands)

(Unaudited)

	Quarter Ended
	May 31, 2020	February 29, 2020	May 31, 2019
Revenues:
Commissions and other fees (1)	$243,267	$179,535	$167,698
Principal transactions	467,283	371,902	248,831
Investment banking	387,491	592,002	430,087
Asset management fees and revenues (2)	4,576	11,720	5,099
Interest	211,941	294,668	418,451
Other (1)(2)	(47,275)	29,729	44,327

Total revenues	1,267,283	1,479,556	1,314,493
Interest expense	232,916	308,860	412,642

Net revenues	1,034,367	1,170,696	901,851

Non-interest expenses:
Compensation and benefits	571,547	635,230	477,885
Non-compensation expenses:
Floor brokerage and clearing fees	77,619	60,580	62,474
Technology and communications	95,594	89,184	81,645
Occupancy and equipment rental	24,395	27,503	29,748
Business development	8,359	29,957	36,349
Professional services	41,994	44,665	38,066
Underwriting costs	12,485	17,529	12,823
Other	29,506	30,670	7,723

Total non-compensation expenses	289,952	300,088	268,828

Total non-interest expenses	861,499	935,318	746,713

Earnings before income taxes	172,868	235,378	155,138
Income tax expense	43,972	64,013	45,319

Net earnings	128,896	171,365	109,819
Net loss attributable to noncontrolling interests	(1,842)	(2,024)	(101)

Net earnings attributable to Jefferies Group LLC	$130,738	$173,389	$109,920

Pre-tax operating margin	16.7%	20.1%	17.2%
Effective tax rate	25.4%	27.2%	29.2%

(1)

In the third quarter of 2019, Jefferies Group LLC reorganized the presentation of certain other fees, primarily related to prime brokerage services offered to clients. Jefferies Group LLC’s Consolidated Statement of Earnings reflects the reclassification of revenues of $7.9 million from Other revenues to Commissions and other fees for the three months ended May 31, 2019. There is no impact on Total revenues as a result of this change in presentation.

(2)

In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC’s Consolidated Statement of Earnings reflects the reclassification of revenues of $0.5 million from Other revenues to Asset management fees and revenues for the three months ended May 31, 2019. There is no impact on Total revenues as a result of this change in presentation.

Jefferies Group LLC and Subsidiaries

Consolidated Statements of Earnings

(Amounts in Thousands)

(Unaudited)

	Six Months Ended
	May 31, 2020	May 31, 2019
Revenues:
Commissions and other fees (1)	$422,802	$322,840
Principal transactions	839,185	483,129
Investment banking	979,493	715,683
Asset management fees and revenues (2)	16,296	12,130
Interest	506,609	779,426
Other (1)(2)	(17,546)	56,157

Total revenues	2,746,839	2,369,365
Interest expense	541,776	781,796

Net revenues	2,205,063	1,587,569

Non-interest expenses:
Compensation and benefits	1,206,777	849,570
Non-compensation expenses:
Floor brokerage and clearing fees	138,199	114,451
Technology and communications	184,778	160,815
Occupancy and equipment rental	51,898	58,287
Business development	38,316	66,904
Professional services	86,659	74,993
Underwriting costs	30,014	21,398
Other	60,176	23,428

Total non-compensation expenses	590,040	520,276

Total non-interest expenses	1,796,817	1,369,846

Earnings before income taxes	408,246	217,723
Income tax expense	107,985	61,539

Net earnings	300,261	156,184
Net earnings (loss) attributable to noncontrolling interests	(3,866)	283

Net earnings attributable to Jefferies Group LLC	$304,127	$155,901

Pre-tax operating margin	18.5%	13.7%
Effective tax rate	26.5%	28.3%

(1)

In the third quarter of 2019, Jefferies Group LLC reorganized the presentation of certain other fees, primarily related to prime brokerage services offered to clients. Jefferies Group LLC’s Consolidated Statement of Earnings reflects the reclassification of revenues of $15.7 million from Other revenues to Commissions and other fees for the six months ended May 31, 2019. There is no impact on Total revenues as a result of this change in presentation.

(2)

In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC’s Consolidated Statement of Earnings reflects the reclassification of revenues of $0.9 million from Other revenues to Asset management fees and revenues for the six months ended May 31, 2019. There is no impact on Total revenues as a result of this change in presentation.

Jefferies Group LLC and Subsidiaries

Selected Statistical Information

(Amounts in Thousands, Except Other Data)

(Unaudited)

	Quarter Ended
	May 31, 2020	February 29, 2020	May 31, 2019
Net Revenues by Source:
Advisory	$182,081	$343,158	$178,554
Equity underwriting	124,383	131,692	108,022
Debt underwriting	81,027	117,152	151,511

Total underwriting	205,410	248,844	259,533
Other investment banking	(71,234)	(14,529)	9,634

Total investment banking	316,257	577,473	447,721

Equities	237,131	245,641	206,083
Fixed income	493,144	248,182	173,253

Total capital markets	730,275	493,823	379,336

Other	(17,700)	77,533	32,218

Total Investment Banking and Capital Markets (1) (2)	1,028,832	1,148,829	859,275

Asset management fees and revenues (3)	4,576	11,720	5,099
Investment return (3) (4) (5)	13,944	20,839	47,526
Allocated net interest (4) (6)	(12,985)	(10,692)	(10,049)

Total Asset Management	5,535	21,867	42,576

Net Revenues	$1,034,367	$1,170,696	$901,851

Other Data:
Number of trading days	63	61	64
Number of trading loss days	11	4	4
Average firmwide VaR (in millions) (7)	$9.16	$7.39	$8.70

(1)	Includes net interest revenue (expense) of $(0.8) million, $2.9 million and $16.4 million for the quarters ended May 31, 2020, February 29, 2020, and May 31, 2019, respectively.
(2)

Allocated net interest is not separately disaggregated in presenting our Investment Banking and Capital Markets reportable segment within Jefferies Group LLC’s Net Revenues by Source. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.

(3)

In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC’s Net Revenues by Source reflects the reclassification of revenues of $0.5 million from Investment return revenues to Asset management fees and revenues for the three months ended May 31, 2019. There is no impact on Total Asset Management revenues as a result of this change in presentation.

(4)

Net revenues attributed to the Investment return in Jefferies Group LLC’s Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnotes 5 and 6). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC’s credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(5)	Includes net interest expense of $7.2 million, $6.4 million and $0.6 million for the quarters ended May 31, 2020, February 29, 2020, and May 31, 2019, respectively.
(6)

Allocated net interest represents the allocation of Jefferies Group LLC’s long-term debt interest expense to Jefferies Group LLC’s Asset Management reportable segment, net of interest income on Jefferies Group LLC’s Cash and cash equivalents and other sources of liquidity (refer to page 11).

(7)

VaR estimates the potential loss in value of Jefferies Group LLC’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see “Value-at-Risk” in Part II, Item 7 “Management’s Discussion and Analysis” in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries

Selected Statistical Information

(Amounts in Thousands, Except Other Data)

(Unaudited)

	Six Months Ended
	May 31, 2020	May 31, 2019
Net Revenues by Source:
Advisory	$525,239	$359,036
Equity underwriting	256,075	159,359
Debt underwriting	198,179	205,288

Total underwriting	454,254	364,647
Other investment banking	(85,763)	1,992

Total investment banking	893,730	725,675

Equities	482,772	380,622
Fixed income	741,326	370,012

Total capital markets	1,224,098	750,634

Other	59,833	41,213

Total Investment Banking and Capital Markets (1) (2)	2,177,661	1,517,522

Asset management fees and revenues (3)	16,296	12,130
Investment return (3) (4) (5)	34,783	79,576
Allocated net interest (4) (6)	(23,677)	(21,659)

Total Asset Management	27,402	70,047

Net Revenues	$2,205,063	$1,587,569

Other Data:
Number of trading days	124	123
Number of trading loss days	15	13
Average firmwide VaR (in millions) (7)	$8.29	$8.87

(1)	Includes net interest revenue of $2.1 million and $21.0 million for the six months ended May 31, 2020 and 2019, respectively.
(2)

Allocated net interest is not separately disaggregated in presenting our Investment Banking and Capital Markets reportable segment within Jefferies Group LLC’s Net Revenues by Source. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.

(3)

In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC’s Net Revenues by Source reflects the reclassification of revenues of $0.9 million from Investment return revenues to Asset management fees and revenues for the six months ended May 31, 2019. There is no impact on Total Asset Management revenues as a result of this change in presentation.

(4)

Net revenues attributed to the Investment return in Jefferies Group LLC’s Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnotes 5 and 6). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC’s credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(5)	Includes net interest expense of $13.6 million and $1.7 million for the six months ended May 31, 2020 and 2019, respectively.
(6)

Allocated net interest represents the allocation of Jefferies Group LLC’s long-term debt interest expense to Jefferies Group LLC’s Asset Management reportable segment, net of interest income on Jefferies Group LLC’s Cash and cash equivalents and other sources of liquidity (refer to page 11).

(7)

VaR estimates the potential loss in value of Jefferies Group LLC’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see “Value-at-Risk” in Part II, Item 7 “Management’s Discussion and Analysis” in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries

Financial Highlights

(Amounts in Millions, Except Where Noted)

(Unaudited)

	Quarter Ended
	May 31, 2020	February 29, 2020	May 31, 2019
Financial position:
Total assets (1)	$45,084	$46,203	$42,818
Average total assets for the period (1)	$56,480	$55,333	$53,675
Average total assets less goodwill and intangible assets for the period (1)	$54,673	$53,518	$51,851
Cash and cash equivalents (1)	$5,252	$4,901	$4,213
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,542	$6,371	$5,701
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	14.5%	13.8%	13.3%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	15.1%	14.4%	13.9%
Financial instruments owned (1)	$18,125	$17,897	$16,096
Goodwill and intangible assets (1)	$1,800	$1,810	$1,818
Right-of-use assets (1) (3)	$501	$512	N/A
Total equity (including noncontrolling interests) (1)	$6,430	$6,332	$6,179
Total Jefferies Group LLC member’s equity (1)	$6,412	$6,313	$6,173
Tangible Jefferies Group LLC member’s equity (1) (4)	$4,612	$4,503	$4,355

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5)	$413	$346	$367
Level 3 financial instruments owned - % total assets (1) (5)	0.9%	0.7%	0.9%
Level 3 financial instruments owned - % total financial instruments (1) (5)	2.3%	1.9%	2.3%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member’s equity (1) (5)	9.0%	7.7%	8.4%

Other data and financial ratios:
Total long-term capital (1) (6)	$12,102	$12,706	$11,444
Leverage ratio (1) (7)	7.0	7.3	6.9
Tangible gross leverage ratio (1) (8)	9.4	9.9	9.4
Adjusted tangible gross leverage ratio (1) (3) (9)	10.4	11.0	N/A
Number of trading days	63	61	64
Number of trading loss days	11	4	4
Average firmwide VaR (10)	$9.16	$7.39	$8.70
Number of employees, at period end	3,850	3,822	3,656

N/A — Not Applicable

Jefferies Group LLC and Subsidiaries

Financial Highlights - Footnotes

(1)

Amounts pertaining to May 31, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2020.

(2)

At May 31, 2020, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $998 million, in aggregate, and $292 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC’s financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at February 29, 2020 were $638 million and $832 million, respectively, and at May 31, 2019, were $1,175 million and $313 million, respectively.

(3)

Jefferies Group LLC adopted the new lease standard on December 1, 2019 using a modified retrospective transition approach. Accordingly, reported financial information for historical comparable periods is not revised and continues to be reported under the accounting standards in effect during those historical periods. We elected not to reassess whether existing contracts are or contain leases, or the lease classification and initial direct costs of existing leases upon transition. At transition on December 1, 2019, the adoption of this standard resulted in the recognition of ROU assets of $520 million, reflected in Premises and equipment in Jefferies Group LLC’s Consolidated Statement of Financial Condition.

(4)

Tangible Jefferies Group LLC member’s equity (a non-GAAP financial measure) represents total Jefferies Group LLC member’s equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member’s equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(5)

Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6)

At May 31, 2020, February 29, 2020, and May 31, 2019, total long-term capital includes Jefferies Group LLC’s long-term debt of $5,672 million, $6,374 million and $5,265 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility, amounts from secured term loans and the amount of debt maturing in less than one year, as applicable.

(7)	Leverage ratio equals total assets divided by total equity.

(8)

Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member’s equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC’s leverage ratio.

(9)

Adjusted tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets and right-of-use assets divided by tangible Jefferies Group LLC member’s equity less right-of-use assets.

(10)

VaR estimates the potential loss in value of Jefferies Group LLC’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see “Value-at-Risk” in Part II, Item 7 “Management’s Discussion and Analysis” in Jefferies Group LLC’s Annual Report on Form 10-K for the year ended November 30, 2019.

Merchant Banking Net Asset Overview

As of May 31, 2020

($ Millions)

	(Unaudited) Book Value	Estimated Fair Value (2)	Basis for Fair Value Estimate
Linkem	$214	$630	Income approach and market comparable method
Real estate assets (1)	541	557	Various
Oil and Gas (Vitesse and JETX)	576	547	Income approach, market comparable and market transaction method
Idaho Timber	85	155	Income approach, market comparable and market transaction method
FXCM	130	144	Income approach and market comparable method
Investments in Public Companies	127	127	Mark-to-market (same for GAAP book value)
Other	266	323	Various

Total Portfolio	$1,939	$2,483

(1)	Primarily HomeFed
(2)

The following table reconciles financial results reported in accordance with U.S. GAAP to non-GAAP financial results. The table above contains non-GAAP financial information to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with U.S. GAAP.

Reconciliation of Book Value of Merchant Banking Investments to Estimated Fair Value

($ Millions)

	(Unaudited) Book Value May 31, 2020	Fair Value Adjustments	Estimated Fair Value May 31, 2020
	(GAAP)		(Non-GAAP)
Linkem	$214	$416	$630
Real estate assets	541	16	557
Oil and Gas (Vitesse and JETX)	576	(29)	547
Idaho Timber	85	70	155
FXCM	130	14	144
Investments in Public Companies	127	—	127
Other	266	57	323

Total Portfolio	$1,939	$544	$2,483

Jefferies Financial Group Inc.

Non-GAAP Reconciliation

The following table reconciles Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value to tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

As Reported, May 31, 2020
Book value (GAAP)	$9,326,554
Less: Intangibles assets, net and goodwill	(1,910,204)

Tangible book value (non-GAAP)	$7,416,350

Common shares outstanding (GAAP)	267,111
Restricted stock units (“RSUs”)	22,471
Other	1,092

Fully diluted shares outstanding (non-GAAP) (1)	290,674

Book value per share outstanding	$34.92
Tangible book value per fully diluted share outstanding	$25.51

(1)

Fully diluted shares outstanding exclude preferred shares as they are antidilutive. Fully diluted shares outstanding include vested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans.